Exhibit 99.1

News Release

2770 Lone Oak Parkway 612-726-2331
Eagan, MN 55121-1534
nwa.com

For Immediate Release

NORTHWEST AIRLINES REPORTS SECOND QUARTER 2004 RESULTS

EAGAN, MINN.  – (July 21, 2004) – Northwest Airlines Corporation (NASDAQ: NWAC), the parent of Northwest Airlines, today reported a second quarter net loss of $182 million or $2.11 per common share.  This compares to the 2003 second quarter when the company reported a net profit of $227 million or $2.45 per diluted common share.

Northwest’s 2004 second quarter included a $104 million charge to write-down previously parked 747-200 passenger aircraft and related inventory.  Excluding these unusual items, Northwest reported a second quarter 2004 net loss of $78 million or $0.90 per common share.

Last year, Northwest’s second quarter results included $387 million of unusual items, principally including a $209 million reimbursement of security fees received from the U.S. government and a $199 million gain from the sale of Northwest’s interest in Worldspan.  Excluding unusual items, Northwest reported a second quarter 2003 net loss of $160 million or $1.86 per common share.

“For the second consecutive quarter, our financial results were adversely affected by high aircraft fuel prices which are expected to remain at near record levels for the foreseeable future,” said Richard H. Anderson, chief executive officer.

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“We continued to reduce non-labor costs throughout the organization and we maintained our revenue premium to the industry.  However, our fundamental challenge remains constant: we must reduce our labor costs to address the new revenue environment in which we find ourselves.”

Anderson added, “Once we achieve labor cost restructuring, we believe Northwest has a strong business strategy for success that includes a flexible fleet that continues to be renewed, an extensive route network complemented by strong airline alliances, excellent hub airport facilities, and employees who strive to put our customers first.”

Operating Results

Operating revenues in the second quarter increased by 18.5% versus the second quarter of 2003 to $2.87 billion.  Passenger revenue per available seat mile increased by 12.7% on 6.4% more available seat miles (ASMs).

Operating expenses in the quarter increased 17.1% versus a year ago to $2.92 billion.  Unit costs, excluding fuel and unusual items, remained flat on higher ASMs.  Fuel prices averaged 107.9 cents per gallon, excluding taxes, up 34% versus the second quarter 2003.

Northwest’s quarter-ending cash balance was $3.0 billion, of which $2.9 billion was unrestricted.

Bernie Han, executive vice president and chief financial officer, said, “We maintained our strong cash position during the quarter in part by reducing our non-labor unit costs.  These actions included the initiation of a ninth round of cost reductions designed to further trim costs.”

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Other:

Commenting on labor discussions, Doug Steenland, president, said, “We have been meeting regularly with our pilots represented by the Air Line Pilots Association (ALPA). We have exchanged proposals on numerous issues and anticipate continuing our discussions.”

Yesterday, Northwest announced a major expansion of its Indianapolis schedule that will more than double the number of daily departures it offers by Oct. 31.  New nonstop service to Boston, Ft. Myers, Fla., Hartford, Conn., Las Vegas, Los Angeles, New York, Orlando, Fla., Philadelphia, Raleigh/Durham, N.C., and Washington will be offered in addition to current service to Northwest’s three domestic hubs at Detroit, Minneapolis/St. Paul and Memphis.

“Tuesday’s announcement is yet another example of Northwest’s continued commitment to provide America’s Heartland with convenient service.  The Indianapolis expansion builds on successful schedule enhancements that we have made in other key Midwestern markets including Milwaukee and Grand Rapids,” Steenland said.

SkyTeam announced during the quarter that it has formally invited Northwest Airlines, along with KLM and Continental Airlines, to join the SkyTeam network of carriers later this year.  “Our SkyTeam entry will build on the successful alliance strategy we have developed over many years with major carriers including KLM, Continental, and Delta Air Lines.  Entry into SkyTeam will allow us to significantly enhance the product that we can offer our global customers,” Steenland added.

Northwest continues to build its route network, adding new service to a number of international and domestic markets in recent months.  On June 10, the airline began daily flights between Portland, Ore., and its Pacific hub at Tokyo.  In addition, the carrier is increasing its presence in Hawaii.  This month, Northwest resumed service between Los

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Angeles and Honolulu and added Kona, Hawaii to its network with daily service to Seattle.  Northwest also plans to serve Portland and San Francisco from Honolulu, later this year.

Northwest Airlines is the world’s fifth largest airline with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo, and Amsterdam, and approximately 1,500 daily departures.  Northwest and its travel partners serve nearly 750 cities in almost 120 countries on six continents.

Northwest Airlines will webcast its second quarter results conference call at 11:30 a.m. Eastern Daylight Time (10:30 a.m. Central) today.  Investors and the news media are invited to listen to the call through the company’s investor relations Web site at http://ir.nwa.com.

Statements in this news release that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements.  Such risks and uncertainties include, among others, the future level of air travel demand, the company’s future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U. S. and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS) and other influenza or contagious illnesses, labor negotiations both at other carriers and the company, low fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation and inflation. Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2003.  We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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NOTE TO EDITORS:  A table of Selected Financial and Statistical Data is attached to this release.  For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331.  Investor inquiries can be directed to Northwest Airlines Investor Relations at (800) 953-3332.

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NORTHWEST AIRLINES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Three Months Ended June 30		Percent		Six Months Ended June 30		Percent
	2004	2003	Change		2004	2003	Change
OPERATING REVENUES
Passenger	$2,180	$1,818	19.9		$4,143	$3,617	14.5
Regional carrier revenues	274	214	28.0		491	387	26.9
Cargo	193	181	6.6		376	348	8.0
Other	224	210	6.7		464	446	4.0
Total operating revenues	2,871	2,423	18.5		5,474	4,798	14.1

OPERATING EXPENSES
Salaries, wages and benefits	964	944	2.1		1,901	1,911	(0.5)
Aircraft fuel and taxes	499	375	33.1		949	786	20.7
Selling and marketing	204	170	20.0		379	346	9.5
Depreciation and amortization	133	141	(5.7)		274	283	(3.2)
Aircraft rentals	115	120	(4.2)		229	238	(3.8)
Aircraft maintenance materials and repairs	109	95	14.7		220	228	(3.5)
Landing fees	75	69	8.7		149	141	5.7
Other rentals	74	69	7.2		146	140	4.3
Regional carrier expenses	288	126	n/m		544	251	n/m
Other	358	366	(2.2)		739	774	(4.5)
Aircraft write-downs and other unusual items (a)	104	21	n/m		104	99	5.1
Total operating expenses	2,923	2,496	17.1		5,634	5,197	8.4

OPERATING INCOME (LOSS)	(52)	(73)	28.8		(160)	(399)	59.9
Operating margin	(1.8)%	(3.0)%	1.2	pts.	(2.9)%	(8.3)%	5.4	pts.

OTHER INCOME (EXPENSE)
U.S. Government appropriations (b)	—	209	(100.0)		—	209	(100.0)
Interest expense, net	(125)	(113)	(10.6)		(257)	(224)	(14.7)
Interest of mandatorily redeemable security holder	—	(6)	100.0		—	(12)	100.0
Investment income	13	11	18.2		26	20	30.0
Foreign currency gain (loss)	(8)	(2)	n/m		(4)	(3)	(33.3)
Gain on sale of assets and other unusual items (c)	—	199	(100.0)		—	199	(100.0)
Other	(3)	2	n/m		(3)	11	n/m
Total other income (expense)	(123)	300	n/m		(238)	200	n/m

INCOME (LOSS) BEFORE INCOME TAXES	(175)	227	n/m		(398)	(199)	(100.0)

Income tax benefit (d)	—	—			—	(30)

NET INCOME (LOSS)	(175)	227			(398)	(169)

Preferred stock requirements	(7)	—			(14)	—
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$(182)	$227			$(412)	$(169)

Earnings (Loss) per common share:
Basic	$(2.11)	$2.64			$(4.77)	$(1.97)
Diluted	$(2.11)	$2.45			$(4.77)	$(1.97)

Average shares used in computation:
Basic	86	86			86	86
Diluted	86	93			86	86

NOTES:

(a)          Aircraft write-downs and other unusual items include the following:

During the quarter ended March 31, 2003, the Company recorded charges related to severance and the acceleration of pension expense resulting from a reduction in work force of $20 million and $58 million, respectively.

During the quarter ended June 30, 2003, the Company recorded aircraft and aircraft related write-downs of $21 million, primarily for Boeing 727-200 aircraft.

During the quarter ended June 30, 2004, the Company recorded aircraft and aircraft related write-downs of $104 million on certain Boeing 747-200 aircraft.

(b)         During the quarter ended June 30, 2003, the Company recognized $209 million representing funds received under the Emergency Wartime Supplemental Appropriations Act as reimbursement for security fees paid to the Transportation Security Administration.

(c)          During the quarter ended June 30, 2003, the Company recognized a $199 million gain from the sale of its investment in WORLDSPAN, L.P.

(d)         During the quarter ended March 31, 2003, the Company recognized its remaining $30 million net deferred tax liability.  Given recent loss experience, current accounting rules do not allow the Company’s balance sheet to reflect a net deferred tax asset.  Therefore, a valuation allowance is provided against tax benefits in excess of its previously remaining deferred tax liability.

NORTHWEST AIRLINES CORPORATION

OPERATING STATISTICS (1)

	Three Months Ended June 30				Percent Change		Six Months Ended June 30				Percent Change
	2004		2003				2004		2003
Scheduled Service:
Available seat miles (ASM) (millions)	22,764		21,397		6.4		44,595		43,922		1.5
Revenue passenger miles (RPM) (millions)	18,775		16,356		14.8		35,480		32,918		7.8
Passenger load factor	82.5%		76.4%		6.1	pts.	79.6%		74.9%		4.7	pts.
Revenue passengers (thousands)	14,289		12,788		11.7		26,801		25,072		6.9
Passenger revenue per RPM (yield)	11.61	¢	11.11	¢	4.5		11.68	¢	10.99	¢	6.3
Passenger revenue per ASM (RASM)	9.58	¢	8.50	¢	12.7		9.29	¢	8.24	¢	12.7

Total operating ASM (millions)	22,791		21,680		5.1		44,685		44,418		0.6
Operating expense per total ASM (2)	10.61	¢	9.84	¢	7.8		10.43	¢	10.01	¢	4.2
Operating expense per total ASM excluding unusual items (2)	10.16	¢	9.75	¢	4.2		10.20	¢	9.78	¢	4.3
Operating expense per total ASM excluding fuel and unusual items (2)	8.23	¢	8.23	¢	0.0		8.31	¢	8.21	¢	1.2

Cargo ton miles (CTM) (millions)	577		536		7.6		1,117		1,019		9.6
Cargo revenue per ton mile	33.46	¢	33.76	¢	(0.9)		33.62	¢	34.09	¢	(1.4)

Fuel gallons consumed (millions)	441		426		3.5		863		868		(0.6)
Average fuel cost per gallon, excluding fuel taxes	107.93	¢	80.29	¢	34.4		104.13	¢	82.61	¢	26.1
Number of operating aircraft at end of period							436		426		2.3
Full-time equivalent employees at end of period							39,154		39,442		(0.7)

(1)          All statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”) and is comparable to statistics reported by other major network airlines.

(2)          Excludes the revenues and expenses associated with the operation of Northwest’s fleet of Boeing 747 freighter aircraft, MLT Inc., NBA transportation program and gain/loss on disposal of assets.  Please refer to the Reconciliation of GAAP Financial Information to Non-GAAP Financial Information on the following page.

SELECTED BALANCE SHEET DATA

(in millions)	June 30, 2004	December 31, 2003

Cash, cash equivalents and unrestricted short-term investments	$2,857	$2,757
Restricted short-term investments	131	126
Total cash, cash equivalents and short-term investments	2,988	2,883

Total assets	14,391	14,154

Long-term debt, including current maturities	7,953	7,866
Long-term obligations under capital leases, including current obligations	390	419

Common stockholders’ deficit	(2,421)	(2,011)

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three and Six Months Ended June 30, 2004 and 2003

	Operating	Operating	Operating	Other	Income (Loss)	Net Income	Earnings (Loss) per Share
	Revenues	Expenses	Income (Loss)	Income (Expense)	before Income Taxes	(Loss) (1)	Basic	Diluted
	(in millions, except per share data)
Three Months Ended June 30, 2004
GAAP Financial Information	$2,871	$2,923	$(52)	$(123)	$(175)	$(182)	$(2.11)	$(2.11)

Items Excluded:
Aircraft Impairment	—	(104)	104	—	104	104	1.21	1.21

Non-GAAP Financial Information	$2,871	$2,819	$52	$(123)	$(71)	$(78)	$(0.90)	$(0.90)

	Operating	Operating	Operating	Other	Income (Loss)	Net Income	Earnings (Loss) per Share
	Revenues	Expenses	Income (Loss)	Income (Expense)	before Income Taxes	(Loss) (1)	Basic	Diluted
	(in millions, except per share data)
Three Months Ended June 30, 2003
GAAP Financial Information	$2,423	$2,496	$(73)	$300	$227	$227	$2.64	$2.45

Items Excluded:
Aircraft impairment	—	(21)	21	—	21	21	0.24	0.22
Gain on sale of WORLDSPAN	—	—	—	(199)	(199)	(199)	(2.31)	(2.14)
U.S. Government appropriations	—	—	—	(209)	(209)	(209)	(2.43)	(2.25)
Impact of transitioning to diluted loss per share								(0.14)

Non-GAAP Financial Information	$2,423	$2,475	$(52)	$(108)	$(160)	$(160)	$(1.86)	$(1.86)

	Operating	Operating	Operating	Other	Income (Loss)	Net Income	Earnings (Loss) per Share
	Revenues	Expenses	Income (Loss)	Income (Expense)	before Income Taxes	(Loss) (1)	Basic	Diluted
	(in millions, except per share data)
Six Months Ended June 30, 2004
GAAP Financial Information	$5,474	$5,634	$(160)	$(238)	$(398)	$(412)	$(4.77)	$(4.77)

Items Excluded:
Aircraft Impairment	—	(104)	104	—	104	104	1.21	1.21

Non-GAAP Financial Information	$5,474	$5,530	$(56)	$(238)	$(294)	$(308)	$(3.56)	$(3.56)

	Operating	Operating	Operating	Other	Income (Loss)	Net Income	Earnings (Loss) per Share
	Revenues	Expenses	Income (Loss)	Income (Expense)	before Income Taxes	(Loss) (1)	Basic	Diluted
	(in millions, except per share data)
Six Months Ended June 30, 2003
GAAP Financial Information	$4,798	$5,197	$(399)	$200	$(199)	$(169)	$(1.97)	$(1.97)

Items Excluded:
Curtailment charge	—	(58)	58	—	58	58	0.67	0.67
Severance expenses	—	(20)	20	—	20	20	0.24	0.24
Aircraft impairment	—	(21)	21	—	21	21	0.24	0.24
Gain on sale of WORLDSPAN	—	—	—	(199)	(199)	(199)	(2.31)	(2.31)
U.S. Government appropriations	—	—	—	(209)	(209)	(209)	(2.43)	(2.43)

Non-GAAP Financial Information	$4,798	$5,098	$(300)	$(208)	$(508)	$(478)	$(5.56)	$(5.56)

(1) Net Income (Loss) applicable to Common Shareholders

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three and Six Months Ended June 30, 2004 and 2003

	Three Months Ended June 30		Six Months Ended June 30
(in millions)	2004	2003	2004	2003

Operating Expense per Total ASM (reconciliation):
Operating expenses per GAAP	$2,923	$2,496	$5,634	$5,197
Freighter operations	(152)	(117)	(291)	(237)
MLT Inc. - net of intercompany eliminations	(49)	(47)	(109)	(119)
Regional carriers expenses	(288)	(126)	(544)	(251)
Pinnacle Airlines, Inc. - net of intercompany eliminations (1)	—	(69)	—	(133)
Other	(15)	(3)	(29)	(12)
Operating expenses-passenger service	$2,419	$2,134	$4,661	$4,445
Total operating ASM (millions)	22,791	21,680	44,685	44,418
Operating expense per total ASM	10.61 ¢	9.84 ¢	10.43 ¢	10.01 ¢

Unusual items:
Curtailment charge	—	—	—	(58)
Severance expenses	—	—	—	(20)
Aircraft impairment	(104)	(21)	(104)	(21)
Operating expenses-passenger service excluding unusual items	$2,315	$2,113	$4,557	$4,346
Operating expense per total ASM excluding unusual items	10.16 ¢	9.75 ¢	10.20 ¢	9.78 ¢

Less: Mainline fuel expense	440	330	843	699
Operating expenses-passenger service excluding unusual items and fuel	$1,875	$1,783	$3,714	$3,647
Operating expense per total ASM excluding fuel and unusual items	8.23 ¢	8.23 ¢	8.31 ¢	8.21 ¢

(1)         Pinnacle Airlines, Inc. financial statements were consolidated with the Company’s financial statements prior to its initial public offering on November 24, 2003.